LIST MANAGEMENT LETTER OF AGREEMENT

1. List Management Services and Commissions: INFOMAT, INC. ("INFOMAT") is hereby authorized by Raphael Industries Ltd. ("Raphael Industries" or "Raphael") to be the mailing list manager for the Global Commodities Report and Global Energy Report mailing lists. All list rental income shall be split, with 70% of the base rental income (less acceptable mailer's adjustments) going to Raphael Industries Ltd. and 30% to INFOMAT, INC. for its own fees and for payments to brokers.

2. Ownership and Representations: Lists submitted by Raphael Industries to INFOMAT, INC will remain the property of Raphael Industries. INFOMAT, INC represents that it is actively involved in the list management and list marketing business. Further that it has the requisite expertise and relationships with brokers and related companies to market and mange the lists set out herein.

3. Payments, Credit, and Reports: Payments to Raphael will be made once monthly, based on payments received by the last day of the prior month. Terms of payment extended to mailers/brokers shall be in accordance with standard industry policies as well as INFOMAT'S credit policy for the each specific mailer/broker. INFOMAT shall send RAPHAEL its standard list management reports with each monthly payment.

4. Indemnification: Each party shall indemnify and hold the other harmless from any and all claims, obligations, liabilities, or damages arising by reason of any breach of its representations set forth herein.

5. List Order Approval Procedure: INFOMAT, INC. will secure Raphael Industries' approval for all list renal orders by sending a clearance request and sample-mailing piece. Failure of Raphael Industries to approve the list renal in writing, e-mail or via fax within three (3) business days after receiving such notice shall be deemed rejection by Raphael.

6. Credit Policies INFOMAT, INC shall provide Raphael Industries a "list Clearance" form for each list order indicating proposed credit terms. Raphael Industries may approve or deny the credit terms to any mailer/broker for any list order at its sole discretion.

7. Confidential Information: Each party agrees not to divulge the Confidential information of the other. Confidential information specifically excludes without limitation the information appearing on the approved data card.

8. Authorization: Each signatory represents that he has the power to bind the represented corporation or other business entity, and is authorized to enter into this Agreement.

9. Cancellation: This contract me be cancelled by either party by providing the other with 30-days advance written Notice. In such event, all list rental agreements entered into prior to receipt of such Notice, and extending through the end of the calendar month following the expiration of the 30 day Notice period shall be treated in the same manner as set forth in this Agreement.

10. Enforceability and Invalidity: The invalidity or unenforceable of any particular provision of this agreement, or portion thereof shall not affect the other provision or portions thereof and the Agreement shall remain in full force and effect.

11. Disputes and Governing Law: The parties agrees to the venue of The Superior Court in Los Angeles County, California and to the laws of the State of California with regard to all disputes and litigation, and waive all rights to any other venue or governing law. Each party agrees that the non-prevailing party shall pay the other's reasonable attorneys' fees, court costs, and related fees incurred.

12 Notices: All notices, requests and other communications pursuant to this agreement shall be address as follows and sent via Fedex or other overnight carrier requiring a signature upon delivery. Either party may change the Notice address from time to time by providing the other with written Notice. Notice shall be deemed effective on the date received.

RAPHAEL INDUSTRIES LTD.
5190 Neil Road, Suite 430, Reno, NV, 89502
Phone: 866-261-8853
Fax: 414-434-3656
Email: info@raphaelindustries.net

INFOMAT, INC.
2360 Plaza Del Amo, Suite 105 Torrance, CA 90501
Phone: 310-212-5944
Fax: 310-212-3026
Email: harry@cdmginc.com

13. Renewal: This Agreement shall be effective on December 1, 2005 and shall remain in effect for a term of 12 months unless earlier cancelled by either party as specified herein. The Agreement shall automatically renew on Dec. 1 of each year in its entirety for a period of 12 months.

INFOMAT, INC	RAPHAEL INDUSTRIES LTD
Printed Name: HARRY HABER	ARNE RAABE
Title:: EXEC. V.P.	DIRECTOR
Signature: HARRY HARBER	ARNE RAABE
Date: 12/5/05	12/5/05